Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares of Homeinns Hotel Group, including ordinary shares represented by American depositary shares, and that this Agreement be included as an Exhibit to such joint filing. Each of the undersigned acknowledges that each shall be responsible for the timely filing of any statement (including amendments) on Schedule 13D, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other persons making such filings, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: December 7, 2015

[Signature pages to follow]

BTG Hotels (Group) Co., Ltd.	By:	/s/ Rungang Zhang
Name: Rungang Zhang
Title: Chairman of Board of Directors

BTG Hotels Group (HONGKONG) Holdings Co., Limited	By:	/s/ Rungang Zhang
Name: Rungang Zhang
Title: Director

Beijing Tourism Group Co., Ltd.	By:	/s/ Qiang Duan
Name: Qiang Duan
Title: Chairman of Board of Directors

Poly Victory Investments Limited	By:	/s/ Yi Liu
Name: Yi Liu
Title: Director

Ctrip.com International, Ltd.	By:	/s/ Xiaofan Wang
Name: Xiaofan Wang
Title: Chief Financial Officer

C-Travel International Limited	By:	/s/ Xiaofan Wang
Name: Xiaofan Wang
Title: Director

Ctrip.com (Hong Kong) Limited	By:	/s/ Xiaofan Wang
Name: Xiaofan Wang
Title: Director

Ctrip Travel Information Technology (Shanghai) Co., Ltd.	By:	/s/ Min Fan
Name: Min Fan
Title: Legal Representative

James Jianzhang Liang	By:	/s/ James Jianzhang Liang

Chung Lau	By:	/s/ Chung Lau

Wise Kingdom Group Limited	By:	/s/ Chung Lau
Name: Chung Lau
Title: Director

Neil Nanpeng Shen	By:	/s/ Neil Nanpeng Shen

Smart Master International Limited	By:	/s/ Neil Nanpeng Shen
Name: Neil Nanpeng Shen
Title: Director

David Jian Sun	By:	/s/ David Jian Sun

Townbright Holdings Limited	By:	/s/ David Jian Sun
Name: David Jian Sun
Title: Director

Peace Unity Investments Limited	By:	/s/ David Jian Sun
Name: David Jian Sun
Title: Director

Jason Xiangxin Zong	By:	/s/ Jason Xiangxin Zong